INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION 9/1/2018 - 9/1/2019

Premium for $25M bond coverage limit	48,215.00
Allocation: 12% VP Distributors	5,785.80
1% ETF Distributors	482.15
12% Virtus Fund Services	5,785.80
26% Investment Advisors	12,535.90	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	482.15
48% Mutual Funds	23,143.20	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 8-31-2018	% of Total	Allocated Premium
Virtus Alternative Solutions Trust	182,017,404.03	0.003288822	76.11
Virtus Asset Trust	16,415,570,988.46	0.29660838	6,864.47
Virtus Equity Trust	9,321,688,869.45	0.168431	3,898.03
Virtus Opportunities Trust	20,692,870,458.91	0.373893713	8,653.10
Virtus Retirement Trust	17,119,551.31	0.000309328	7.16
Virtus Variable Insurance Trust	1,007,472,213.22	0.018203735	421.29
Duff & Phelps Utility and Corporate Bond Trust, Inc.	359,043,612.00	0.006487459	150.14
DNP Select Income Fund, Inc.	3,773,482,883.00	0.068182011	1,577.95
DTF Tax Free Income, Inc.	194,570,199.00	0.003515635	81.36
Duff & Phelps Global Utility Income Fund, Inc.	910,562,891.18	0.016452707	380.77
Duff & Phelps Select Energy MLP Fund, Inc.	255,386,362.80	0.004614505	106.79
Virtus Global Multi-Sector Income Fund	230,013,541.80	0.004156051	96.18
Virtus Total Return Fund Inc.	334,720,372.48	0.006047969	139.97
Virtus Global Dividend & Income Fund Inc.	379,777,207.98	0.006862089	158.81
ETFis Series Trust I	1,088,473,781.44	0.01966733	455.16
Virtus ETF Series Trust II	181,488,536.43	0.003279266	75.89

Total	55,344,258,873.49	100.00%	23,143.20

INVESTMENT ADVISOR	Gross Assets by Adviser as of 8-31-2018	% of Total	Allocated Premium
Virtus Investment Advisers	9,214,621,527.04	0.166496	2,087.18
Virtus Alternative Investment Advisers	86,624,174.53	0.001565	19.62
Virtus Retirement Investment Advisers	17,119,551.31	0.000309	3.88
Virtus ETF Advisers	914,353,413.90	0.016521	207.11
Virtus Fund Advisers	300,948,330.97	0.005438	68.17
Duff & Phelps Investment Management	7,111,109,786.42	0.128489	1,610.72
Kayne Anderson Rudnick Investment Management	10,417,686,574.74	0.188234	2,359.69
Newfleet Asset Management	10,082,540,974.09	0.182179	2,283.77
Rampart	1,084,631,883.00	0.019598	245.68
Ceredex	5,417,090,053.00	0.097880	1,227.01
Seix	10,530,547,318.85	0.190274	2,385.25
Silvant	166,985,285.64	0.003017	37.82

Total	55,344,258,873.49	100.00%	12,535.90